IMPORTANT NOTICE
PLEASE READ IMMEDIATELY

                             AQUILA
                     TAX-FREE FUND FOR UTAH

      380 MADISON AVENUE, SUITE 2300, NEW YORK, N.Y. 10017


                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                      ON SEPTEMBER 27, 1996

TO OUR SHAREHOLDERS:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Aquila Tax-Free Fund For Utah (the
"Fund") will be held:

Place:         (a)  at Red Lion Hotel
                    255 South West Temple
                    Salt Lake City, Utah 84101

Time:          (b)  on September 27, 1996,
                    at 10:00 a.m. local time;

Purposes:      (c)  for the following purposes:

                         (i) to elect seven Trustees; each Trustee elected will hold office until the next annual meeting of the Fund's shareholders or until his or her successor is duly elected;

                         (ii) to ratify (that is, to approve) or
                         reject the selection of KPMG Peat Marwick
                         LLP as the Fund's independent auditors
                         for the fiscal year ending June 30, 1997
                         (Proposal No. 1);




PLEASE NOTE:
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND TO DATE, SIGN AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. TO AVOID UNNECESSARY EXPENSE TO THE FUND, YOUR COOPERATION IS REQUESTED IN MAILING IN YOUR PROXY NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.




                         (iii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Who Can
Vote What
Shares:        (d)       To vote at the Meeting, you must have
                         been a shareholder on the Fund's records at the close of business on July 17, 1996
                         (the "record date"). Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting (or any adjourned meeting or meetings).




               By Order of the Board of Trustees,


                       EDWARD M. W. HINES
                            Secretary



August 5, 1996

                                 (ii)




                             AQUILA
                     TAX-FREE FUND FOR UTAH

    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION


     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Aquila Tax-Free Fund For Utah (the "Fund"). The purpose of this proxy statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT WILL BE SENT TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO THE FUND'S DISTRIBUTOR, AQUILA DISTRIBUTORS, INC., 380 MADISON AVENUE, SUITE 2300, NEW YORK, NY 10017 OR BY CALLING 800-882-4937 TOLL-FREE OR 212-697-6666.

     The Fund's organizer and administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's investment adviser is First Security Investment Management, Inc. (the "Adviser"), 61 South Main Street, Salt Lake City, Utah 84111.

     This Notice and Proxy Statement are first being mailed on or about August 5, 1996.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by striking a line through the nominee's name on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on those proposals by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on a proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on a proposal, the proxy holders will vote your shares for that proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     The Fund has three classes of shares outstanding. All shareholders of the Fund are entitled to vote at the meeting. Each shareholder on the record date is entitled to one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date the net asset value of each class of the Fund's shares was, Class A Shares: $9.72; Class C Shares:
$9.73; and Class Y Shares: $9.73.

     On the record date the total number of shares of the Fund outstanding and entitled to vote was 2,965,034. Of the shares of the Fund outstanding on the record date, BHC Securities, Inc., 100 North Street, Philadelphia, PA held of record 568,216 shares (19.1%); and Merrill Lynch, Pierce, Fenner & Smith, Inc., P.O. Box 30561, New Brunswick, NJ, held of record 500,314 shares (16.8%). All such shares are Class A Shares. In addition the Fund had outstanding 10 Class C Shares and 10 Class Y Shares, all of which are held of record by the Administrator. The Fund's management is not aware of any other person beneficially owning more than 5% of its outstanding shares as of such date. On the basis of information received from the holder, the Fund's management believes that all of the shares indicated are held for the benefit of its clients.

                      ELECTION OF TRUSTEES

     At the Meeting, seven Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See
"Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     Each of the nominees is presently a Trustee, and was elected by the shareholders. Except for Mr. Cornia and Ms. Mills, each current Trustee was either named as a Trustee in the original Declaration of Trust, or was named as a Trustee by such original Trustees, and was also elected as a Trustee by the Fund's original sole shareholder, Aquila Management Corporation. Mr. Cornia was elected by the shareholders in October, 1993, and Ms. Mills was elected by the shareholders in October, 1994. The Trustees and officers as a group own less than 1% of the outstanding shares of the Fund. All of the shares listed below are Class A Shares. In the material below and elsewhere in this Proxy Statement, Aquila Management Corporation is referred to as the "Administrator" and the Fund's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." Mr. Herrmann is an interested person of the Fund as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Fund and a Director, officer and shareholder of the Distributor. Mr. Cornia is an interested person of the Fund as a shareholder of the Adviser's corporate parent. They are so designated by an asterisk.

     Described in the following material are the name, positions with the Fund, age as of July 17, 1996 and business experience during at least the past five years (other than with the Fund) of each nominee and all officers of the Fund.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees,
Age: 67, Shares Owned: 528 (1)

Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Prime Cash Fund, 1982-1996; Pacific Capital Cash Assets Trust since 1984; Short Term Asset Reserves since 1984-1996; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; and Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund, since 1996, which, together with this Fund are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

(1) Class A Shares held of record by the Administrator; Does not include Class C Shares and Class Y Shares described under
"Introduction."

Philip E. Albrecht, C.F.A., Trustee, Age: 71, Shares Owned: 5,840

Retired; Senior Vice President, Investments of National Securities & Research Corporation, 1973-1984; Vice President of Research of Merrill Lynch, Pierce, Fenner & Smith, 1949-1973; past President of The New York Society of Security Analysts; former officer and Director of The Financial Analysts Federation; former officer and Trustee of the Institute of Chartered Financial Analysts; active in a similar capacity with various other professional organizations; Trustee of Tax-Free Trust of Arizona since 1987.

Gary C. Cornia*, Trustee,  Age: 48, Shares Owned: 98 (2)

Professor and Associate Dean of the Marriott School of Management, Brigham Young University, since 1991; Associate Professor, 1985-1991; Assistant Professor, 1980-1985; Commissioner of the Utah Tax Commission, 1983-1986; Director of the National Tax Association, 1990-1993; Chair of the Governor's Tax Review Committee since 1993; Faculty Associate of the Land Reform Training Institute, Taipei, Taiwan and The Lincoln Institute of Land Policy Cambridge, Massachusetts.

(2) Held jointly with his wife.

William L. Ensign, Trustee,  Age: 67, Shares Owned: 563 (3)

Assistant Architect of the United States Capital, Washington, D.C. since 1980; formerly President and Chief Executive Officer of McLeod Ferrara Ensign, a planning, architectural, and interior design firm, in Washington D.C. and Maryland; a Fellow and former member of the Board of Directors of the American Institute of Architects and past President of the Washington-Metropolitan Chapter of the A.I.A.; active in the National Trust for Historic Preservation; designee to the Advisory Council on Historic Preservation; designee to the Zoning Commission of the District of Columbia since 1989; Trustee of Tax-Free Trust of Arizona since 1986; and Trustee of Oxford Cash Management Fund, 1983-1989.

(3) Held jointly with his wife.

D. George Harris, Trustee,  Age: 63, Shares Owned: 176 (4)

Chairman and Chief Executive Officer of Harris Chemical Group, Inc., a producer and marketer of inorganic chemical and extractive mineral products, including salt, soda ash and sulfate of potash, since 1993; Chairman and CEO of Harris Specialty Chemicals, Inc., a manufacturer of specialty formulated chemicals for the construction industry and specialty fluorine and silane chemicals for the pharmaceutical and silicone industries, since 1994; Chairman and CEO of D. George Harris & Associates, an investment management and advisory firm, since 1987; Chairman (non-executive) of McWhorter, Inc., a resin products company, since 1994; Senior Investment Banking Advisor to Eberstadt Fleming Inc., an investment banking firm, 1987-1988; President of SCM Corporation, a manufacturing company, 1985-1986; President of its Chemical Division, 1981-1985; formerly President of Rhone Poulenc, Inc., a subsidiary of Rhone-Poulenc S.A., a chemical manufacturer; Trustee of Trinity Liquid Assets Trust, 1985-1990; Trustee of Prime Cash Fund, 1986-1992, of Churchill Tax-Free Fund of Kentucky, 1987-1993 and of Churchill Cash Reserves Trust, 1985-1993; Director of Valspar Corporation, a manufacturer of paints and resins, 1987-1994; Director of Rexene Corporation, a manufacturer of thermoplastic resins and petrochemical products, 1992-1994. Member of the President's Advisory Committee on Trade Policy and Negotiations since 1990.

(4) Held jointly with his wife.

Anne J. Mills, Trustee, Age: 57, Shares Owned: 117

Vice President for Business Affairs of Ottawa University since 1992; Director of Customer Fulfillment, U.S. Marketing and Services Group, IBM Corporation, 1990-1991; Director of Business Requirements of that Group, 1988-1990; Director of Phase Management of that Group, 1985-1988; Budget Review Officer of the American Baptist Churches/USA since 1994; Director of the American Baptist Foundation since 1985; Trustee of Brown University; Trustee of Churchill Cash Reserves Trust since 1985, of Tax-Free Trust of Arizona since 1986, of Churchill Tax-Free Fund of Kentucky, Tax-Free Fund of Colorado and Capital Cash Management Trust since 1987.

R. Thayne Robson, Trustee,  Age: 67, Shares Owned: 116

Director of the Bureau of Economic and Business Research, Professor of Management, and Research Professor of Economics at the University of Utah since 1978; Trustee of Aquila Rocky Mountain Equity Fund since 1993; Director of the Alliance of Universities for Democracy since 1990; Trustee of the Salt Lake Convention and Visitors Bureau since 1984; Member of Utah Governor's Economic Coordinating Committee since 1982; Member of the Association for University Business and Economic Research since 1985; Director of ARUP (a medical test laboratory) since 1988; Director of Western Mortgage since 1989; Director of the Utah Economic Development Corporation since 1985; Director of the Salt Lake Downtown Alliance since 1991; Trustee of Crossroads Research Institute since 1986.

Jerry G. McGrew, Senior Vice President,  Age: 52

Senior Vice President of Churchill Tax-Free Fund of Kentucky since 1994, Vice President since 1987; Vice President of Churchill Cash Reserves Trust since 1995; Registered Principal since 1993; Vice President of Aquila Distributors, Inc. since 1993; Registered Representative of J.J.B. Hilliard, W.L. Lyons Inc., 1983-1987; Account Manager with IBM Corporation, 1967-1981; Gubernatorial appointee, Kentucky Financial Institutions Board, since 1993; Chairman, Total Quality Management for Small Business, 1990-1994; President of Elizabethtown/Hardin County, Kentucky, Chamber of Commerce, 1989-1991; President of Elizabethtown Country Club, 1983-1985.

Kimball L. Young, Vice President,  Age: 49

Utah Public Finance Manager and Senior Vice President of Boettcher Division, Kemper Securities Group, Inc., with responsibilities for financing capital improvement needs in numerous Utah cities, towns and special districts, 1980-1992; formerly state assistant to U.S. Senator Jake Garn.

Rose F. Marotta, Chief Financial Officer,   Age: 72

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer,  Age: 60

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary,  Age: 56

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

John M. Herndon, Assistant Secretary  Age: 56

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer,
Age: 29

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Administrator and the Distributor since 1995; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Fund does not pay fees to Trustees affiliated with the Administrator or to any of the Fund's officers. During the fiscal year ended June 30, 1996, the Fund paid $19,992 in fees and reimbursement of expenses to its other Trustees. The Fund is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and two equity funds. The following table lists the compensation of all Trustees who received compensation from the Fund and the compensation they received during the Fund's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.

[CAPTION]

                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Fund                Group               now serves
Philip E.
Albrecht       $1,400              $8,954              2

Gary C.
Cornia         $2,000              $2,000              1

William L.
Ensign         $0                  $0                  2

D. George
Harris         $750                $750                1

Anne J.
Mills          $1,496              $30,364             6

R. Thayne
Robson         $1,850              $3,436              2



     The Administrator is administrator to the Aquilasm Group of Funds which consists of tax-free municipal bond funds, money market funds and two equity funds. As of June 30, 1996, these funds had aggregate assets of approximately $2.6 billion, of which approximately $1.9 billion consisted of assets of the tax-free municipal bond funds. The Administrator is controlled by Mr. Lacy
B. Herrmann, through share ownership directly, through a trust and by his wife. For the year ended June 30, 1996, fees of $65,552 and $76,955, respectively, were accrued to the Adviser under the Fund's advisory agreement and the Administrator under the Fund's administration agreement, of which $55,749 and $72,207, respectively, were waived. In addition, the Administrator reimbursed the Fund $187,859 in expenses. During the year ended June 30, 1996 under the Fund's Distribution Plan $57,015 was paid to Qualified Recipients of which the Distributor received $1,624.

     The Distributor currently handles the distribution of the shares of fourteen funds (five money market funds, seven tax-free municipal bond funds and two equity funds) including the Fund. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. All of the shares of the Distributor are owned by Mr. Herrmann.

     At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor including Mr. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund's internal accounting procedures and controls. The Committee held two meetings during the Fund's last fiscal year. The Board of Trustees does not have a nominating committee. During the Fund's last fiscal year, the Board of Trustees held four meetings. All current Trustees were present for at least 75% of the total number of Board meetings and Audit Committee Meetings (if such Trustee was a member of that Committee).


                    RATIFICATION OR REJECTION
                         OF SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Fund's auditors, has been selected by the Fund's Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent auditors for the fiscal year ending June 30, 1997, such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Fund, the Fund's Adviser or the Fund's Administrator. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.


                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Fund's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Fund not less than 120 days before the anniversary of the date stated in this Proxy Statement for the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Fund will so advise you.

     The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Fund does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

                     TAX-FREE FUND FOR UTAH

        PROXY FOR SHAREHOLDERS MEETING SEPTEMBER 27, 1996

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of Tax-Free Fund For Utah (the "Fund") does hereby appoint LACY B. HERRMANN and EDWARD M. W. HINES, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held at Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah 84101 on September 27, 1996, at 10:00 am local time and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW
AND FOR THE PROPOSALS LISTED BELOW.  THE SHARES REPRESENTED
HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS
INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment.

     Please indicate your vote by an "X" in the appropriate box below

          Election of Trustees---.
                __
               [__]       FOR all nominees listed below
                __
               [__]       VOTE WITHHELD for all nominees listed
                               below

(Instructions: To withhold authority to vote for any one or more of the nominees, strike a line through the name of that nominee or the names of such nominees in the list below.)

LACY B. HERRMANN; PHILIP E. ALBRECHT;
GARY C. CORNIA; WILLIAM L. ENSIGN; D. GEORGE HARRIS;
ANNE J. MILLS; R. THAYNE ROBSON


        Action on selection of KPMG Peat
        Marwick LLP as independent auditors;
                               __           __            __
(Proposal No. 1)          FOR [__] AGAINST [__]  ABSTAIN [__]



                 Dated:  ____________  ______, 1996
                            Month        Day


__________________________________
              SIGNATURE(S)


__________________________________
                    SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.